                        INDEMNITY AND ESCROW AGREEMENT


     This Indemnity and Escrow Agreement (the "Escrow Agreement") is made and entered into effective as of June 22, 1998, by and among: Micron Technology, Inc., a Delaware corporation ("Micron"); John Zucker (who, together with any successor or successors, whether acting singly or in concert, is referred to herein as the "Rendition Shareholder Representative") as the legal representative, attorney-in-fact and agent of the shareholders (the "Rendition Shareholders") of Rendition, Inc., a California corporation ("Rendition"), including the "Principal Rendition Shareholders," as defined following; each of the undersigned Rendition Shareholders (each a "Principal Rendition Shareholder" and collectively the "Principal Rendition Shareholders") who are identified as Principal Rendition Shareholders on the signature pages hereof; and Norwest Bank Minnesota, National Association (the "Escrow Agent").

                                   RECITALS
                                   --------

     A. This Escrow Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of June 22, 1998 (the "Plan of Reorganization"), entered into by and between Micron and Rendition. The Plan of Reorganization provides, among other things, for the statutory merger of Rendition with and into Micron (the "Merger"). Upon the consummation of the Merger (the date and time that the Merger becomes effective is referred to herein as the "Effective Time"), the Rendition Shareholders will become shareholders of Micron, and all outstanding shares of the capital stock of Rendition will be exchanged for and converted into shares of Micron Common Stock (the "Micron Shares").

     B. Pursuant to Section 1.5 of the Plan of Reorganization, a portion of the shares of Micron Common Stock to be issued to each of the Rendition Shareholders at the Effective Time of the Merger is to be withheld from the Rendition Shareholders and held in escrow as described in this Escrow Agreement, for the purpose of securing certain indemnification obligations arising under Section 10 of the Plan of Reorganization and this Escrow Agreement.

     C. The indemnity obligations of the Principal Rendition Shareholders will extend beyond the contributions to the escrow established hereby, in accordance with the terms, conditions and limitations set forth below and in Section 10 of the Plan of Reorganization.

     D. The Rendition Shareholder Representative and the Principal Rendition Shareholders are willing to enter into and to perform their respective obligations arising under this Escrow Agreement as a condition, incentive and inducement to Micron's execution of, and performance of its obligations arising under, the Plan of Reorganization.

     E. The Escrow Agent has agreed to receive and hold in custody the Micron Shares and other property to be placed in escrow as provided herein, until such shares or other property are to be released as provided herein, all in accordance with the terms and conditions set forth below.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Escrow of Shares.
         ----------------

         (a) Establishment of Escrow.  At the Effective Time of the Merger,
             -----------------------
and as contemplated by Section 1.5 of the Plan of Reorganization, Micron will withhold ten percent (10%) of the Micron Shares to be issued to each of the Rendition Shareholders in accordance with Section 1.2 of the Plan of Reorganization, and will deliver such withheld shares (collectively the "Escrow Shares") to the Escrow Agent, in the form of a certificate registered in the name of the Rendition Shareholder Representative or its nominee, to be held in custody by the Escrow Agent and to constitute an escrow fund (the "Escrow Fund") until such time as the Escrow Shares are released in accordance with the terms hereof, as collateral for, and a non-exclusive source of payment of, the indemnification obligations arising under Section 10 of the Plan of Reorganization and the terms of this Escrow Agreement. The Rendition Shareholder Representative shall from time to time execute (with signature guaranteed by a medallion level national bank or member of the New York Stock Exchange) and deliver to the Escrow Agent stock powers in the form of Exhibit A attached hereto, as may be necessary, in the Escrow Agent's opinion, to permit the Escrow Agent to effect transfers of Escrow Shares and other securities deposited into the Escrow Fund, in accordance with the terms of this Escrow Agreement. Any dividends or distributions of any kind (including, without limitation, any shares received upon a stock split) made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. Each Rendition Shareholder shall have voting rights with respect to the Escrow Shares contributed to the Escrow Fund by such Rendition Shareholder (and on any voting securities added to the Escrow Fund in respect of such Escrow Shares), so long as such Escrow Shares or other voting securities are held in the Escrow Fund.

       (b) Escrow Period.  The Escrow Fund shall remain in existence during the
           -------------
period of time (the "Escrow Period") commencing upon the Effective Time of the Merger and continuing until the first anniversary of the Effective Time (the "Escrow Release Date"). Termination of the Escrow Fund shall not affect the continuing liability of the Principal Rendition Shareholders as set forth below.

       (c) Protection of Escrow Fund.  The Escrow Agent shall treat the Escrow
           -------------------------
Fund as a trust fund in accordance with the terms of this Escrow Agreement and not as the property of Micron, and shall hold, administer, safeguard, release and dispose of the Escrow Fund only in accordance with the terms hereof. Neither the Rendition Shareholders nor the Rendition Shareholder Representative may sell, transfer or otherwise encumber any of the Escrow Shares or other securities held in the Escrow Fund during the Escrow Period, except as specifically provided for herein.

       (d) Release of Escrow Fund at Escrow Release Date.  Promptly following
           ---------------------------------------------
termination of the Escrow Period, the Escrow Agent shall deliver to the Rendition Shareholder Representative, for delivery to the Rendition Shareholders, all of the Escrow Shares and other property then remaining in the Escrow Fund in excess of any amount of such Escrow Shares or other property sufficient, in the reasonable judgment of Micron, to satisfy any unsatisfied claims specified in any Indemnity Notice previously delivered to the Escrow Agent. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Rendition Shareholder Representative, for delivery to the Rendition Shareholders, all Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims. The remaining Escrow Shares and other property shall be allocated among and distributed to the Rendition Shareholders pursuant to this paragraph in proportion to their contributions to the Escrow Fund. Any delivery under this paragraph (d) will, in the case of Escrow Shares, be in the form of stock certificates registered in the respective names of the Rendition Shareholders entitled thereto. Escrow Agent will coordinate with Micron's transfer agent (currently Norwest Shareowner Services) who will cause such stock certificates to be registered in the appropriate names as determined by the Escrow Agent in accordance with this Escrow Agreement. Micron will cooperate to assist Escrow Agent in working with Micron's transfer agent. Micron and the Rendition Shareholder Representative will undertake to deliver a prompt written notice to Escrow Agent identifying the number of Escrow Shares and other property to be released to the Rendition Shareholders. Escrow Agent will use good faith efforts to have such stock certificates for Escrow Shares be promptly delivered to its possession by Micron's transfer agent to permit a reasonably timely delivery of the remaining amount of the Escrow Fund (if any) to the Rendition Shareholders.

     2.  Indemnification.
         ---------------

         (a) Indemnification Obligation.  The obligations of the Rendition
             --------------------------
Shareholders and Principal Rendition Shareholders to indemnify the Indemnified Persons (as defined in the Plan of Reorganization) from specified Damages (as defined in the Plan of Reorganization) shall be as set forth in Section 10 of the Plan of Reorganization.

         (b) Notice of Indemnification Claims.  An Indemnified Person shall
             --------------------------------
give the Rendition Shareholder Representative and the Escrow Agent written notice (an "Indemnity Notice") of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under
Section 10 of the Plan of Reorganization. The Indemnity Notice shall state the basis for the claim for indemnification and the amount thereof (the "Claim Amount") in reasonable detail to enable the Rendition Shareholder Representative to evaluate the claim and the amount thereof. With respect to third-party claims, the indemnifying parties shall be entitled to participate in any defense of such claims, in accordance with the provisions of Section 10 of the Plan of Reorganization.

         (c) Period for Dispute of Claims; Releases From Escrow Fund.  If an
             -------------------------------------------------------
Indemnity Notice is given, then for the twenty (20) business day period following delivery of such notice to the Escrow Agent, the Escrow Agent shall make no delivery of Escrow Shares or other property out of the Escrow Fund unless the Escrow Agent shall have received written authorization from the Rendition Shareholder Representative to make such delivery. After the expiration of such twenty (20) business day period, the Escrow Agent shall promptly make delivery of Escrow Shares or other property in the Escrow Fund in accordance with the provisions of this Agreement, in an amount equal to the Damages specified in the Indemnity Notice, as indemnity, subject to the limitations set forth herein, and provided that no such payment or delivery may be made if prior to the expiration of such twenty (20) business day period the Rendition Shareholder Representative has objected in a written statement delivered to the Escrow Agent to the claim made in the Indemnity Notice. For the purpose of determining the number of Escrow Shares to be transferred to satisfy an indemnification claim hereunder, the Escrow Shares shall be valued at a price per share equal to the average of the closing price per share of Micron Common Stock on the New York Stock Exchange during the twenty day period immediately preceding (but not including) the "Closing Date" (as defined in Section 6.1 of the Plan of Reorganization). Deliveries from the Escrow Fund shall be made to Micron, for and on behalf of the claiming Indemnified Party or Parties.

     3.  Limitations.
         -----------

         (a) Basket.  The indemnification obligations owed to the Indemnified
             ------
Persons will arise only if the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification exceeds a cumulative aggregate amount of $250,000 (the "Basket"), in which event the Rendition Shareholders and/or the Principal Rendition Shareholders, as applicable, shall, subject to the limitations set forth herein, be liable to indemnify the Indemnified Persons for all Damages, including the Basket amount.

         (b) Sources of Satisfaction of Indemnification Claims.  In seeking
             -------------------------------------------------
indemnification for Damages, the Indemnified Persons will first exercise their rights and remedies hereunder with respect to the Escrow Shares and any other assets included in the Escrow Fund. For the purposes of satisfying indemnification claims arising hereunder, the Escrow Shares shall be valued as provided in paragraph 2(c) above. Once the Escrow Fund has been exhausted recourse may be taken directly against the Principal Rendition Shareholders, on a joint and several basis, to the extent of each Principal Rendition Shareholder's respective "Additional Liability Amount" as defined below, in accordance with paragraph 3(c) following.

          (c) Procedure for Payment of Additional 5% Liability Amount.  If
              -------------------------------------------------------
recourse against the Rendition Principal Shareholders is sought by Indemnified Persons under paragraph 3(b) above, or by the Rendition Shareholder Representative under paragraph 5(e) below, the Rendition Shareholder Representative shall apportion the total amount sought among the Principal Rendition Shareholders on a pro-rata basis, in accordance with the number of shares of Rendition Stock (as defined in the Plan of Reorganization) held by each Principal Rendition Shareholder immediately prior to the Closing (as defined in the Plan of Reorganization) (assuming the conversion to Rendition Common Stock of all shares of Rendition Preferred Stock), and shall notify each Principal Rendition Shareholder in writing of such person's obligation promptly to remit such person's pro rata amount as calculated above. If any Principal Rendition Shareholder fails to pay such person's pro rata amount as calculated above within thirty (30) days of such notice, the Rendition Shareholder Representative may proceed against such Principal Rendition Shareholder or any other Principal Rendition Shareholder for payment of part or all of the balance (subject to the limitations on each Rendition Principal Shareholder's total aggregate liability as set forth herein), and may exercise all other remedies that may be available at law or in equity.

          (d) Limitation on Rendition Shareholder Liability.  Except for
              ---------------------------------------------
intentional fraud or willful misconduct: (i) no Rendition Shareholder other than the Principal Rendition Shareholders shall have any liability to an Indemnified

Person with respect to or arising from the Plan of Reorganization except to the extent of such Rendition Shareholder's Escrow Shares and any other assets contributed to the Escrow Fund; and (ii) once the Escrow Fund has been exhausted the Rendition Shareholders other than the Principal Rendition Shareholders shall have no further obligations arising hereunder.

        (e) Limitation on Liability of Principal Rendition Shareholders.  Except
            -----------------------------------------------------------
for intentional fraud or willful misconduct, no Principal Rendition Shareholder will be liable for Damages exceeding: (i) such Principal Rendition Shareholder's Escrow Shares and any other assets contributed to the Escrow Fund; and (ii) the amount determined by multiplying $______________ (being an amount equal to five percent (5%) of the aggregate market value of the Micron Shares issued to all Rendition Shareholders at the Effective Time of the Merger, as determined pursuant to paragraph 10.4(c) of the Plan of Reorganization) by a fraction, the numerator of which of which is the number of Micron Shares issued to such Principal Rendition Shareholder at the Effective Time of the Merger, and the denominator of which is the number of Micron Shares issued to all Principal Rendition Shareholders at the Effective Time of the Merger (the amount so determined for each Principal Rendition Shareholder is referred to herein as such Principal Rendition Shareholder's "Additional Liability Amount"). The indemnification obligations of the Principal Rendition Shareholders with respect to their Additional Liability Amounts shall continue until the Escrow Release Date.

        (f) Scope of Indemnification.  The effect of the indemnification
            ------------------------
provisions set forth herein and in Section 10 of the Plan of Reorganization is to provide (i) a one year indemnification obligation owed by all Rendition Shareholders, to the extent of, and secured by, ten percent (10%) of the Micron Shares issued to the Rendition Shareholders at the Effective Time of the Merger, and (ii) a one year unsecured indemnification obligation owed by the Principal Rendition Shareholders, up to a maximum aggregate amount equal to five percent (5%) of the value of all Micron Shares issued to the Rendition Shareholders at the Effective Time of the Merger.

        (g) Liability Outside of Escrow Fund.  To the extent that the Claim
            --------------------------------
Amount of a claim for indemnity as set forth in an Indemnity Notice exceeds the amount available in the Escrow Fund, the Principal Rendition Shareholders shall be jointly and severally responsible for the payment of such excess amounts, subject to the limitations set forth herein, and the Escrow Agent shall give notice to the Rendition Shareholder Representative of any such excess amount included within any Indemnity Notice received by the Escrow Agent prior to the Escrow Release Date.

        (h) Apportionment of Claims Against Escrow Fund.  Claims against the
            -------------------------------------------
Escrow Fund shall be apportioned among the Rendition Shareholders in proportion to the number of Escrow Shares contributed by each of them to the Escrow Fund. Such apportionment shall be effected by a proportionate distribution of the remaining Escrow Fund upon termination of the Escrow Period, as provided in paragraph 1(d) above.

     4.  Resolution of Conflicts; Arbitration.
         ------------------------------------

         (a) Resolution by Agreement.  If the Rendition Shareholder
             -----------------------
Representative objects in writing to the indemnification of any Indemnified Party in respect of any claim made in any Indemnity Notice, or if Micron objects in writing to the reimbursement or payment of any fees and expenses of the Rendition Shareholder Representative pursuant to paragraph 5(e) below, the Rendition Shareholder Representative and the claiming Indemnified Parties (or Micron, as applicable) shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims, pursuant to and consistent with the terms of this Escrow Agreement and the Plan of Reorganization. If the Rendition Shareholder Representative and the claiming Indemnified Parties (or Micron, as applicable) should so agree while the Escrow Fund is still available to satisfy all or a portion of the claim in question, a memorandum setting forth such agreement shall be prepared and signed by each of such parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute Escrow Shares or other property from the Escrow Fund in accordance with the terms of such memorandum and this Escrow Agreement.

         (b) Arbitration.  If agreement regarding resolution of a disputed
             -----------
claim is not reached within the thirty day period commencing from delivery of the Rendition Shareholder Representative's objection to the claiming Indemnified Parties (or Micron, as applicable), the dispute may at any time thereafter be submitted by either the claiming Indemnified Parties (or Micron, as applicable) or the Rendition Shareholder Representative to binding arbitration in Boise, Idaho, before either a single arbitrator reasonably acceptable to each of the parties to the arbitration, or before three arbitrators, with the claiming Indemnified Parties (or Micron, as applicable) selecting one arbitrator, the Rendition Shareholder Representative selecting one arbitrator, and the two arbitrators so selected mutually selecting the third arbitrator. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, or in accordance with such other rules and procedures as the parties to the arbitration may mutually agree upon. The Indemnified Parties or Micron, as applicable, on the one hand, and the Rendition Shareholder Representative, on the other hand, shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). The parties shall cause the arbitrators to decide the matter to be arbitrated hereto within sixty

(60) days after the appointment of the last arbitrator. The arbitrator's determination and award with respect to the dispute shall be final and binding upon the parties, and judgment may be entered thereon in any court having jurisdiction thereof. The Escrow Agent is to act in accordance with any such determination and award in handling the Escrow Fund.

     5.  Appointment and Powers of Rendition Shareholder Representative.
         --------------------------------------------------------------

         (a) Appointment.  As set forth in Section 1.5 of the Plan of
             -----------
Reorganization, the Rendition Shareholder Representative has been appointed as the legal representative, attorney-in-fact and agent of the Rendition Shareholders in connection with the execution and performance of this Escrow Agreement. Pursuant to the authority therein granted, the Rendition Shareholder Representative is empowered, for and on behalf of the Rendition Shareholders, to: authorize delivery to Micron or any other Indemnified Persons of Escrow Shares in satisfaction of claims by any Indemnified Persons; agree to, accept, negotiate, and enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to this Escrow Agreement and Section 10 of the Plan of Reorganization; amend or waive any terms of this Escrow Agreement; and take all actions necessary in the judgment of the Rendition Shareholder Representative for the accomplishment of the foregoing. Such agency relationship shall be governed by the terms of Section 1.5 of the Plan of Reorganization. As provided in Section 1.5 of the Plan of Reorganization, the term Rendition Shareholder Representative shall include any successor or additional person appointed by persons who hold a majority of the shares of Rendition Stock outstanding immediately prior to the Closing (assuming the conversion to Rendition Common Stock of all shares of Rendition Preferred Stock).

         (b) Additional Appointment.  In addition, the Principal Rendition
             ----------------------
Shareholders (to the extent they have responsibilities and liabilities other than in their capacities as Rendition Shareholders) hereby appoint the Rendition Shareholder Representative as the legal representative, attorney-in-fact and agent of the Principal Rendition Shareholders to: do any and all things and execute all documents and papers, for and on behalf of and in the names of such Principal Rendition Shareholders (to the extent they have responsibilities and liabilities other than in their capacities as Rendition Shareholders) in connection with the execution and performance of this Escrow Agreement; and take any and all actions and make any decision required or permitted to be taken by or on behalf of the Principal Rendition Shareholders pursuant to the terms of the Escrow Agreement (to the extent they have responsibilities and liabilities other than in their capacities as Rendition Shareholders) (including, without limitation, the actions and decisions listed in the second sentence of the preceding paragraph 5(a), as well as to apportion any liability outside the Escrow Fund among the Principal Rendition Shareholders and follow appropriate notice and collection procedures in accordance with paragraphs 3(c) above and 5(d) below). In performing the functions described in the Plan of Reorganization and the Escrow Agreement with respect to the Principal Rendition Shareholders (to the extent they have responsibilities and liabilities other than in their capacities as Rendition Shareholders), the Rendition Shareholder Representative will not be liable to any Rendition Principal Shareholder in the absence of gross negligence or willful misconduct and further, the Rendition Principal Shareholders will jointly and severally defend and hold harmless the Rendition Shareholder Representative for any acts or omissions in performing such functions and will pay any out-of-pocket costs and expenses reasonably incurred by the Rendition Shareholder Representative in connection with such actions on a pro-rata basis, in accordance with the number of shares of Rendition Stock (as defined in the Plan of Reorganization) held by each Principal Rendition Shareholder immediately prior to the Closing (assuming the conversion to Rendition Common Stock of all shares of Rendition Preferred Stock).

        (c) Limitation on Liability.  The Rendition Shareholder Representative
            -----------------------
shall not be liable for any act done or omitted hereunder as the Rendition Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. That actions are taken or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith and exercise of reasonable judgment. The Rendition Shareholder Representative's liability to the Rendition Shareholders and/or the Principal Rendition Shareholders in connection with the performance of the functions specified in this Escrow Agreement shall be limited as provided in Section 1.5 of the Plan of Reorganization.

        (d) Actions of Rendition Shareholder Representative.  A decision, act,
            -----------------------------------------------
consent or instruction of the Rendition Shareholder Representative shall constitute a decision of all of the Rendition Shareholders (or Principal Rendition Shareholders, as applicable), and shall be final, binding and conclusive upon each of the Rendition Shareholders (or Principal Rendition Shareholders, as applicable), and the Escrow Agent and Indemnified Parties may rely upon any decision, act, consent or instruction of the Rendition Shareholder Representative as being the decision, act, consent or instruction of each and all of the Rendition Shareholders (or Principal Rendition Shareholders, as applicable). The Escrow Agent and the Indemnified Parties are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Rendition Shareholder Representative.

         (e) Fees and Expenses.  The fees and out-of-pocket expenses incurred
             -----------------
by the Rendition Shareholder Representative in performing the functions specified in this Escrow Agreement and in defending third party claims under
Section 10 of the Plan of Reorganization shall be payable as set forth below. The Rendition Shareholder Representative will notify the Escrow Agent of any such fees and expenses incurred prior to making payment thereof, with a copy of such notice to Micron. On the eleventh business day after the delivery of such notice, and to the extent sufficient Escrow Shares remain in the Escrow Fund, Micron will redeem the number of Escrow Shares necessary to raise an amount necessary to pay such fees and expenses, and shall disburse such amounts to the party to whom such amount is owed in accordance with the instructions of the Rendition Shareholder Representative; provided that if Micron delivers to the Escrow Agent (with a copy to the Rendition Shareholder Representative), within five business days after delivery of such notice by the Rendition Shareholder Representative, a written notice contesting the legitimacy or reasonableness of such fees and expenses, then the Escrow Agent will not make such disbursement and such dispute shall be resolved by Micron and the Rendition Shareholder Representative in accordance with the procedures set forth in Section 4 above. After the exhaustion of the Escrow Fund, the Rendition Shareholder Representative will notify Micron of any such fees and expenses, and will seek reimbursement from the Principal Rendition Shareholders in accordance with the procedure set forth in Section 3(c) above.

     6.  Escrow Agent.
         ------------

         (a) Performance of Duties.  The Escrow Agent shall be obligated only
             ---------------------
for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.

         (b) Limitation on Liability.  The Escrow Agent shall not be liable
             -----------------------
for any act done or omitted hereunder as the Escrow Agent while acting in good faith and in the exercise of reasonable judgment. That actions are taken or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith and exercise of reasonable judgment.

         (c) Resignation; Successors.  The Escrow Agent (and any successor
             -----------------------
Escrow Agent) may at any time resign as such by delivering the property held in the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will become effective upon the earlier of:

              (i) the appointment of a successor (including by a court of competent jurisdiction); or

              (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

         (d)  Indemnification of Escrow Agent.  Each of the parties hereto
              -------------------------------
(other than the Escrow Agent) hereby jointly and severally agrees to indemnify and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such action, claim or proceeding is the result of the willful misconduct of the Escrow Agent. The Escrow Agent may consult counsel in respect of any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

         (e) Fees and Expenses.  Micron agrees to pay or reimburse the Escrow
             -----------------
Agent for all fees and expenses (including legal fees and expenses) incurred by Escrow Agent in performing its responsibilities hereunder.

     7.  Miscellaneous.
         -------------

         (a) Notices.  All notices, requests, demands, claims and other
             -------
communications hereunder will be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i)  If to Micron:

             Micron Technology, Inc.
             8000 S. Federal Way
             Boise, Idaho 83716-9632
             Attention:  Roderic W. Lewis, Vice President of Legal Affairs
             Telecopier:  (208) 368-4540

         (ii)  If to the Rendition Shareholder Representative:

                  John Zucker
                  Rendition, Inc.
                  999 East Arques Avenue
                  Sunnyvale, California  94086
                  Telecopier:  (408) 822-0199

         (iii) If to Principal Rendition Shareholders, to the Rendition Shareholder Representative, as set forth above.

                  (iv)  If to Escrow Agent:

                  Norwest Bank Minnesota, N.A.
                  Attn:  Jane Schweiger
                  Sixth Street and Marquette Avenue
                  Minneapolis, MN  55479-0069
                  Telecopier:  (612) 667-9825

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

                  (b)  Counterparts.  This Escrow Agreement may be executed in
                       ------------
counterparts, all of which taken together shall be deemed one original.

          (c)  Entire Agreement.  This Agreement and the Plan of Reorganization
               ----------------
contain the entire agreement and understanding among the parties with respect to the subject matter hereof. This Escrow Agreement may not be amended or supplemented, and no provision hereof may be waived, except by an instrument signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party.

               (d) Governing Law and Submission to Jurisdiction.  Except as
                   --------------------------------------------
otherwise expressly provided herein, this Escrow Agreement shall be governed by and construed under the laws of the State of Idaho applicable to contracts entered into and to be performed entirely within such State. In the event of any claim or dispute arising hereunder, the parties consent to the exclusive jurisdiction and venue of the federal and state courts residing in Boise, Idaho.

               (e) Severability.  In the event that any part of this Escrow
                   ------------
Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first set forth above.

MICRON:


By:  /s/ Steven R. Appleton
Name:    Steven R. Appleton
Title:  President

RENDITION SHAREHOLDER
REPRESENTATIVE (on behalf
OF THE RENDITION SHAREHOLDERS):


/s/ John Zucker
---------------
John Zucker

PRINCIPAL RENDITION
SHAREHOLDERS:


APA EXCELSIOR IV, L.P.
By:  APA Excelsior IV Partners, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice President


COUTTS & CO. (CAYMAN) LTD,
Custodian for APA Excelsior IV/Offshore
By:  Patricof & Co. Ventures, Inc.
     its Investment Adviser

By:  /s/ Janet G. Effland
     Janet G. Effland
     Managing Director


THE P/A FUND III, L.P.
By:  APA Pennsylvania Partners III, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice-President

PATRICOF PRIVATE INVESTMENT CLUB, L.P.
By:  APA Excelsior IV Partners, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice President

PAUL VAIS

/s/ Paul Vais
-------------


MATRIX PARTNERS III, L.P.

By:  /s/ Joseph D. Rizzi
Name:     Joseph D. Rizzi
Title:  General Partner
Company:  Matrix Partners III, L.P.


JOSEPH D. RIZZI

/s/ Joseph D. Rizzi
-------------------


OCEAN PARK VENTURES, L.P.

By:  /s/ Jim Gauer
Name:     Jim Gauer
Title:  General Partner


ENTERPRISE PARTNERS III, L.P.

By:  /s/ Charles Martin
Name:     Charles Martin
Title:  General Partner
Company:  Enterprise Management Partners III
Its: General Partner

ENTERPRISE PARTNERS III ASSOCIATES, L.P.

By:  /s/ Charles Martin
Name:     Charles Martin
Title:  General Partner
Company:  Enterprise Management Partners III
Its: General Partner


JIM GAUER

/s/ Jim Gauer
-------------


INTERWEST PARTNERS V, L.P.

By:  /s/ Philip T. Gianos
Name:     Philip T. Gianos
Title:  General Partner
Company:  InterWest Management Partners V, L.P.
Its: General Partner


INTERWEST INVESTORS V, L.P.

By:  /s/ Philip T. Gianos
Name:     Philip T. Gianos
Title:  General Partner
Company:  InterWest Management Partners V, L.P.
Its: General Partner


PHILIP T. GIANOS

/s/ Philip T. Gianos
--------------------


MICHAEL D. BOICH

/s/ Michael D. Boich
--------------------

JOHN ZUCKER

/s/ John Zucker
---------------


ROBERT MULLIS

/s/ Robert Mullis
-----------------


MICHAEL McGREGOR

/s/ Michael McGregor
--------------------


JAMES R. PETERSON

/s/ James R. Peterson
---------------------


JAY C. EISENLOHR

/s/ Jay C. Eisenlohr
--------------------


LAURA PERRONE

/s/ Laura Perrone
-----------------


JOHN PAYNE

/s/ John Payne
--------------


MOHR-PAYNE TRUST 10-8-91

By:     /s/ John Payne
Name:   John Payne
Title:  Trustee

MITSUBISHI ELECTRONICS AMERICA

By:__________________________
Name:________________________
Title:_______________________


THE CIT GROUP/EQUITY INVESTMENTS, INC.

By:__________________________
Name:________________________
Title:_______________________


UNTERBERG HARRIS INTERACTIVE MEDIA LIMITED

By:__________________________
Name:________________________
Title:_______________________


SIGMA PARTNERS III, L.P.


By:  /s/_____________________
Name:________________________
Title:  General Partner


SIGMA ASSOCIATES III, L.P.

By:  /s/_____________________
Name:________________________
Title:    General Partner


SIGMA INVESTORS III, L.P.

By:__________________________
Name:________________________
Title:  General Partner

PATRICK LITTLE


___________________________


ESCROW AGENT:

NORWEST BANK MINNESOTA, N.A.


BY:_________________________
TITLE:______________________

                                   EXHIBIT A


                              STOCK TRANSFER POWER
                              --------------------
                           SEPARATE FROM CERTIFICATE
                           -------------------------


     FOR VALUE RECEIVED, and pursuant to that certain Indemnity and Escrow Agreement dated as of ________, 1998 (the "Escrow Agreement"), _________________ ("Stockholder") hereby sells, assigns and transfers unto _______________________ (_______) shares of the Common Stock of Micron Technology, Inc., _______________ a Delaware corporation, (the "Company"), standing in the undersigned's name on the books of the Company and represented by Certificate(s) No._______ herewith, and does hereby irrevocably constitute and appoint ______ as the Stockholder's attorney-in-fact to transfer the foregoing shares on the books of the Company, with full power of substitution in the premises. This Stock Transfer Power may only be used as authorized by the Escrow Agreement.

     Dated effective as of ______________________.


                                        STOCKHOLDER:


                                        Name:___________________________________
                                        By:_________________________________, as
                                               Shareholder Representative



                                        SIGNATURE GUARANTEED:

                                        ____________________________
                                        Name of Medallion Level National
                                        Bank or a member of the New York
                                        Stock Exchange

                                        By:_____________________________________
                                        Title:__________________________________

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this stock transfer power is to enable the Escrow Agent named in the Escrow Agreement to effect a transfer of shares in accordance with the terms of the Escrow Agreement, without requiring additional signatures on behalf of the Stockholder.